{00045031.DOC.1}
                        Exhibit 5.1

                    ELLENOFF GROSSMAN & SCHOLE LLP
                          ATTORNEYS AT LAW

                         370 LEXINGTON AVENUE
                       NEW YORK, NEW YORK 10017
               TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
                                                  www.egsllp.com

                                           April 16, 2007


Florham Consulting Corp
64 Beaver Street, Suite 233
New York, NY 10004

         Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

     We are familiar with the Registration Statement on Form SB-2, (the "Registration Statement") to which this opinion is an exhibit, to be filed by Florham Consulting Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the public offering by the selling stockholder of the Company of a total of 65,700 shares of common stock, $0.0001 par value per share ("Common Stock") held by the shareholders.

     In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1) the Certificate of Incorporation and By-laws of the Company, each as amended as of the date hereof; and

(2) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

     In  addition,  we have  examined  and  relied  on the  originals  or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

     Based upon and subject to the foregoing, it is our opinion that: (i) the Company has taken all necessary corporate action required to authorize the issuance of the Common Stock; and (ii) that the Common Stock are legally issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus.


                                  Very truly yours,

                               S/ Ellenoff Grossman & Schole LLP

                                  Ellenoff Grossman & Schole LLP